     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998

                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

                        TRUE NORTH COMMUNICATIONS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------

               DELAWARE                              36-1088161
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
                             101 EAST ERIE STREET
                            CHICAGO, IL 60611-2897
                                (312) 425-6500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                  BRUCE MASON
                            CHIEF EXECUTIVE OFFICER
                        TRUE NORTH COMMUNICATIONS INC.
                             101 EAST ERIE STREET
                            CHICAGO, IL 60611-2897
                                (312) 425-6500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                            THEODORE J. THEOPHILOS
               EXECUTIVE VICE PRESIDENT OF CORPORATE DEVELOPMENT
                             AND BUSINESS AFFAIRS
                        TRUE NORTH COMMUNICATIONS INC.
                             101 EAST ERIE STREET
                            CHICAGO, IL 60611-2897

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED       PROPOSED
                             AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES TO      TO BE      OFFERING PRICE   AGGREGATE     REGISTRATION
     BE REGISTERED         REGISTERED    PER SHARE(1)  OFFERING PRICE      FEE
-----------------------------------------------------------------------------------
Common Stock, $.33 1/3
 par value(2)(3)........ 82,092 shares     $27 1/8     $2,226,745.50       $657
-----------------------------------------------------------------------------------

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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange as reported in the consolidated reporting system on June 16, 1998.
(2) Includes 82,092 associated preferred stock purchase rights ("Rights") to purchase 1/2,000 of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share. Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(3) Pursuant to Rule 416 under the Securities Act of 1933, there is also registered hereby an indeterminate number of securities that may be issued with respect to such shares of Common Stock as a result of stock splits, stock dividends or similar transactions.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 23, 1998

PROSPECTUS

                                 82,092 SHARES

                         TRUE NORTH COMMUNICATIONS INC.

                                  COMMON STOCK

  The shares offered hereby are 82,092 issued and outstanding shares (the "Shares") of Common Stock, par value $.33 1/3 per share (the "Common Stock"), of True North Communications Inc. (the "Company"). All of the Shares offered hereby are offered for the account of and may be sold from time to time by Brian P. Tierney (the "Selling Stockholder").

  The Company has been advised that the Selling Stockholder intends to sell the Shares in one or more ordinary brokerage transactions on the New York Stock Exchange ("NYSE") at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions) using such broker-dealers as may enter into arrangements with the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. See "Plan of Distribution."

  All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. The expenses so payable by the Company are estimated to aggregate approximately $5,300. The Company and the Selling Stockholder have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act.

  The Common Stock is listed on the NYSE under the symbol "TNO." On June 16, 1998, the closing price of the Common Stock on the NYSE was $27 3/4 per share.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-
   TRARY IS A CRIMINAL OFFENSE.

                                  -----------

  No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered shares to which it relates, nor shall there be any sale of the shares by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                 The date of this Prospectus is        , 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

  The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission as described above and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents and information heretofore filed with the Commission are hereby incorporated by reference in this Prospectus:

    (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (2) the Company's quarterly report on Form 10-Q for the period ended March 31, 1998;

    (3) the description of the Company's capital stock contained in the Company's Registration Statement on Form S-4 filed on November 26, 1997, Registration No. 333-41189, and any amendment or report filed for the purposes of updating such description;

    (4) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on November 18, 1988, and any amendment or report filed for the purpose of updating such description; and

    (5) all other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1997.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents with the Commission. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such copies should be directed to the Secretary of the Company at 101 East Erie Street, Chicago, Illinois 60611. The Company's telephone number at that location is (312) 425-6500.

                                  THE COMPANY

  In December 1994, the Company succeeded Foote, Cone & Belding Communications, Inc. as the holding company for Foote, Cone & Belding. In December 1997, through the merger of a subsidiary of the Company with Bozell, Jacobs, Kenyon & Eckhardt, Inc., the Company almost doubled its size by adding Bozell Worldwide, Temerlin McClain and certain specialized communications businesses to its network.

  The Company offers full-service advertising through two separate, independent global agency networks: Foote, Cone, & Belding Worldwide and Bozell Worldwide, by themselves and through their respective subsidiaries and affiliates, independently operate separate advertising agency networks worldwide. Their primary business is to create marketing communications for their clients' goods and services across the spectrum of advertising and promotion media. Each of the agency networks has its own clients and competes with the other in certain markets. The Company also operates two other independent full-service agencies, Temerlin McClain, Inc. and Tierney & Partners, Inc. ("Tierney & Partners"). In addition, the Company owns certain marketing services and specialty advertising companies through the True North Diversified Services Companies, and certain interactive marketing companies through TN Technologies Inc. The Company's corporate headquarters are located at 101 East Erie Street, Chicago, Illinois 60611 and its telephone number is
(312) 425-6500.

                              SELLING STOCKHOLDER

  The Company delivered the Shares to BP Tierney & Associates, Inc. t/a The Tierney Group, a Pennsylvania corporation ("BP Tierney"), as part of the consideration for the purchase of substantially all of the assets of BP Tierney pursuant to an Asset Purchase Agreement dated as of March 31, 1998 by and among The Tierney Group, Inc., a subsidiary of the Company, the Company, BP Tierney and the Selling Stockholder (the "Asset Purchase Agreement"). Pursuant to the terms of the Asset Purchase Agreement, the Company agreed to use its reasonable best efforts to cause the Shares to be registered for the purpose of the resale thereof in ordinary brokerage transactions and to keep the registration statement related to this Prospectus effective for a period of one year from the closing date under the Asset Purchase Agreement (or such earlier time as all of the Shares are sold). The Company shall be entitled to prohibit the use of this Prospectus for a period of up to ninety days (or such additional period as may be required) if a valid corporate purpose exists in the Company's good faith business judgment. BP Tierney has informed the Company that following the closing under the Asset Purchase Agreement it distributed the Shares to the Selling Stockholder.

  Pursuant to a Management Agreement between Brian P. Tierney, Tierney & Partners and the Company dated as of June 28, 1995, Mr. Tierney was retained to act as the chief executive of Tierney & Partners, a subsidiary of the Company. Mr. Tierney and the Company were also party to a Stock Redemption Agreement dated as of June 28, 1995, pursuant to which Mr. Tierney had the right, under certain circumstances, to cause Tierney & Partners to redeem the shares of its stock held by the Company. The result of such transaction would be that Mr. Tierney could then have owned 100% of the issued and outstanding capital stock of Tierney & Partners. Pursuant to the Asset Purchase Agreement, the Company made a cash payment to Mr. Tierney in exchange for the cancellation of such right. As of the date of this Prospectus, Mr. Tierney is the beneficial owner of 83,392 shares of Common Stock. Assuming the sale of all 82,092 Shares offered hereby, Mr. Tierney will beneficially own 1,300 shares of Common Stock.

                             PLAN OF DISTRIBUTION

  The Company has been advised by the Selling Stockholder that he intends to sell all or a portion of the Shares offered hereby from time to time in ordinary brokerage transactions on the NYSE at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions) using such broker-dealers as may enter into arrangements with the Selling Stockholder. The Selling Stockholder will pay all brokerage commissions applicable to such transactions. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

  The Company is registering the Shares in connection with the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, the Company and the Selling Stockholder have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act.

  There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered by them hereunder.

  The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Shares being offered hereby and certain other legal matters will be passed upon for the Company by Suzanne E. Sutkowski, Vice President and Assistant General Counsel of the Company.

                                    EXPERTS

  The consolidated financial statements of the Company and its subsidiaries included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

  The consolidated statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for two years ended March 31, 1997, were audited by KPMG Peat Marwick LLP, independent certified public accountants, and are included in the consolidated financial statements of True North Communications Inc. for the two years ending December 31, 1996. The reports of KPMG Peat Marwick LLP on the statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for the two years ended March 31, 1997, are incorporated by reference in reliance upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

  The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) all of which are being paid by the Registrant:

      SEC Registration Fee.............................................. $  657
      NYSE listing fee..................................................  1,500
      Accountant's fees and expenses....................................  2,000
      Legal fees and expenses...........................................  1,000
      Miscellaneous.....................................................    143
                                                                         ------
          TOTAL......................................................... $5,300
                                                                         ======

--------
   *All amounts are estimates except for the SEC registration fee and the NYSE listing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's bylaws also provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

  The Company's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  Furthermore, the Company has secured insurance covering the Company and its directors and officers and those of its principal subsidiaries against certain liabilities.

ITEM 16. EXHIBITS.

      4.1      Registrant's Restated Certificate of Incorporation, as amended
               (incorporated by reference to Exhibit 3(i) to Registrant's Form
               10-K for the year ended December 31, 1994).
      4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to
               Exhibit (3)(i) to Registrant's Current Report on Form 8-K filed
               December 9, 1994).
      4.3 Certificate of Correction to Correct a Certain Error in the Re-stated Certificate of Incorporation, filed in Delaware on Decem-ber 3, 1996 (incorporated by reference to Exhibit 10.2 to Regis-trant's Current Report on Form 8-K dated June 10, 1997).
      4.4 Registrant's Bylaws, as restated March 4, 1998 (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective Amend-ment No. 1 on Form S-8 dated March 17, 1998 to Registrant's Reg-istration Statement on Form S-4, filed November 26, 1997 (File
               No. 333-41189)).

      4.5      Certificate of Increase of Shares Designated as Series A Junior
               Participating Preferred Stock, filed in Delaware on December 3,
               1997 (incorporated by reference to Exhibit 4.5 to Registrant's
               Annual Report on Form 10-K for the year ended December 31,
               1997).
      4.6      Certificate of Amendment of Restated Certificate of Incorpora-
               tion, filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form
               10-K for the year ended December 31, 1997).
      4.7      Rights Agreement dated as of November 16, 1988 between Regis-
               trant and Harris Trust and Savings Bank, as Rights Agent (incor-
               porated by reference to Exhibit 1 to Registrant's Registration
               Statement on Form 8-A under the Securities Exchange Act of 1934 filed on November 18, 1988).
      5.1*     Opinion of Suzanne E. Sutkowski, Vice President, Assistant Gen-
               eral Counsel of Registrant.
     10.1*     364-Day Credit Agreement, dated as of May 29, 1998 among Regis-
               trant, the initial lenders named therein and Citibank, N.A., as
               Administrative Agent.
     10.2*     Five-Year Credit Agreement, dated as of May 29, 1998 among Reg-
               istrant, the initial lenders named therein and Citibank, N.A., as Administrative Agent.
     10.3*#    Employment Agreement dated as of May 1, 1998 between Registrant and Donald L. Seeley.
     10.4*#    Employment Agreement dated as of May 1, 1998 between Registrant and Theodore J. Theophilos.
     23.1*     Consent of Arthur Andersen LLP, independent public accountants.
     23.2*     Consent of KPMG Peat Marwick LLP, independent certified public accountants.
     23.3*     Consent of Suzanne E. Sutkowski, Vice President, Assistant Gen-
               eral Counsel of Registrant (included in Exhibit 5.1).
     24.1*     Power of Attorney.
     99.1*     Asset Purchase Agreement dated as of March 31, 1998 by and among
               The Tierney Group, Inc., Registrant, BP Tierney & Associates,
               Inc. t/a The Tierney Group and Brian P. Tierney.

--------
   *Filed herewith.
   #Management contract or compensatory plan or arrangement.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(i)(A) and (a)(i)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JUNE 22, 1998.

                                          True North Communications Inc.

                                                     /s/ Bruce Mason
                                          By: _________________________________
                                                        Bruce Mason
                                                  Chief Executive Officer
                                               (Principal Executive Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON JUNE 22, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


             /s/ Bruce Mason                Chief Executive Officer and Director
___________________________________________
                Bruce Mason

          /s/ Donald L. Seeley              Executive Vice President, Chief Financial
___________________________________________   Officer (Principal Financial Officer)
             Donald L. Seeley

           /s/ John J. Rezich               Vice President, Controller
___________________________________________   (Principal Accounting Officer)
              John J. Rezich

               David A. Bell*               Director
___________________________________________
               David A. Bell

            Richard S. Braddock*            Director
___________________________________________
            Richard S. Braddock

          Donald M. Elliman, Jr.*           Director
___________________________________________
          Donald M. Elliman, Jr.

             W. Grant Gregory*              Director
___________________________________________
             W. Grant Gregory

           Leo-Arthur Kelmenson*            Director
___________________________________________
           Leo-Arthur Kelmenson

             Richard P. Mayer*              Director
___________________________________________
             Richard P. Mayer

             Michael E. Murphy*             Director
___________________________________________
             Michael E. Murphy

          Charles D. Peebler, Jr.*          Director
___________________________________________
          Charles D. Peebler, Jr.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


              J. Brendan Ryan*              Director
___________________________________________
              J. Brendan Ryan

            Stephen T. Vehslage*            Director
___________________________________________
            Stephen T. Vehslage


    /s/ Theodore J. Theophilos
*By: ________________________________
       Theodore J. Theophilos
         as Attorney-in-Fact

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------

  4.1      Registrant's Restated Certificate of Incorporation, as
           amended (incorporated by reference to Exhibit 3(i) to Regis-
           trant's Form 10-K for the year ended December 31, 1994).
  4.2      Certificate of Ownership and Merger changing Registrant's
           name to True North Communications Inc. (incorporated by ref-
           erence to Exhibit (3)(i) to Registrant's Current Report on
           Form 8-K filed December 9, 1994).
  4.3      Certificate of Correction to Correct a Certain Error in the
           Restated Certificate of Incorporation, filed in Delaware on
           December 3, 1996 (incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K dated June 10,
           1997).
  4.4      Registrant's Bylaws, as restated March 4, 1998 (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective
           Amendment No. 1 on Form S-8 dated March 17, 1998 to Regis-
           trant's Registration Statement on Form S-4, filed November
           26, 1997 (File No. 333-41189)).
  4.5      Certificate of Increase of Shares Designated as Series A Ju-
           nior Participating Preferred Stock, filed in Delaware on De-
           cember 3, 1997 (incorporated by reference to Exhibit 4.5 to
           Registrant's Annual Report on Form 10-K for the year ended
           December 31, 1997).
  4.6      Certificate of Amendment of Restated Certificate of Incorpo-
           ration, filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on
           Form 10-K for the year ended December 31, 1997).
  4.7      Rights Agreement dated as of November 16, 1988 between Regis-
           trant and Harris Trust and Savings Bank, as Rights Agent (in-
           corporated by reference to Exhibit 1 to Registrant's Regis-
           tration Statement on Form 8-A under the Securities Exchange
           Act of 1934 filed on November 18, 1988).
  5.1*     Opinion of Suzanne E. Sutkowski, Vice President, Assistant
           General Counsel of Registrant.
 10.1*     364-Day Credit Agreement, dated as of May 29, 1998 among Reg-
           istrant, the initial lenders named therein and Citibank,
           N.A., as Administrative Agent.
 10.2*     Five-Year Credit Agreement, dated as of May 29, 1998 among
           Registrant, the initial lenders named therein and Citibank,
           N.A., as Administrative Agent.
 10.3*     Employment Agreement dated as of May 1, 1998 between Regis-
           trant and Donald L. Seeley.
 10.4*#    Employment Agreement dated as of May 1, 1998 between Regis-
           trant and Theodore J. Theophilos.
 23.1*     Consent of Arthur Andersen LLP, independent public accoun-
           tants.
 23.2*     Consent of KPMG Peat Marwick LLP, independent certified pub-
           lic accountants.
 23.3*     Consent of Suzanne E. Sutkowski, Vice President, Assistant
           General Counsel of Registrant (included in Exhibit 5.1).
 24.1*     Power of Attorney.
 99.1*     Asset Purchase Agreement dated as of March 31, 1998 by and among The Tierney Group, Inc., Registrant, BP Tierney & Asso-
           ciates, Inc. t/a The Tierney Group and Brian P. Tierney.

* Filed herewith.
# Management contract or compensatory plan or arrangement.